Exhibit 99.1

CDTi Announces Fourth Quarter and Year-end 2016 Financial Results

– Began commercialization of Powder-to-Coat model in fast-growing China automotive market –

– Launched technology provider model in North American heavy-duty market –

Oxnard, California – March 31, 2017 – Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, reported its financial results for the fourth quarter and year ended December 31, 2016.

Matthew Beale, CDTi’s CEO, stated, “In 2016, we completed a comprehensive financial and operational reorganization of CDTi, creating the foundation for our advanced materials and high-value catalyst business. In addition, we secured core commercial partnerships that will drive profitable revenue growth.

“Emissions control is at the nexus of many key trends driving the global automotive industry.  We have successfully repositioned CDTi as a provider of enabling technology to catalyst manufacturers in our key growth markets of North America, China and India; markets that together account for half of all global vehicle production. In doing so, we have multiplied CDTi’s addressable market — former competitors are now customers — while introducing a scalable business model that gives our technology global reach. As we enter 2017, we have strong momentum with well-positioned and highly motivated manufacturing partners that are poised to grow market share by deploying our low-cost catalyst technologies.”

Recent Business Highlights

•                  Powder-to-coat commercial launch in China

■           Formed strategic alliance with Sino-Precious Metals Holding Co., Ltd. (SPMH), one of China’s largest domestic catalyst coaters for the China passenger car market

■           Entered commercial agreements for supply of BMARS™ and SPGM™ DOC powder with three domestic catalyst manufacturers

■           Initial revenue anticipated in Q4 2017

•                  Solutions provider for private label product lines in North American heavy-duty market

■           DENSO launched a new line of private label heavy-duty diesel emissions control aftermarket products featuring CDTi’s Diesel Particulate Filter (DPF) and Diesel Oxidation Catalyst (DOC) technology

■           Signed private label supply agreements with two new manufacturing and distribution partners that will introduce DPF and DOC product lines

Financial Highlights: Fourth Quarter 2016 compared to Fourth Quarter 2015

•                  Total revenue was $8.6 million, compared to $9.7 million.

■           Coated catalyst revenue was $4.9 million, compared to $4.8 million.

■           Emissions control systems revenue was $3.4 million, compared to $4.1 million.

■           Technology and advanced materials revenue was $0.3 million, compared to $0.7 million.

•                  Gross margin was 11%, compared to 29%. The decrease reflects $1.1 million of inventory write-offs following the change of manufacturing strategy to an outsource model.

•                  Total operating expenses in the fourth quarter of 2016 were $9.3 million, compared to $5.5 million in the fourth quarter of 2015. Operating expenses in the fourth quarter of 2016 included the following items totaling $6.2 million:

o                Goodwill impairment of $4.7 million

o                $0.7 million related to the final exit of the Canadian location

o                $0.8 million of stock compensation expense

•                  The company anticipates quarterly operating expenses will be between $3.0 million and $3.5 million in 2017.

•                  Net loss was $7.6 million, or $0.69 per share, compared to a net loss of $0.9 million, or $0.26 per share in the fourth quarter of 2015.

•                  Cash at December 31, 2016 was $7.8 million, compared to $3.0 million at December 31, 2015. In the fourth quarter, CDTi completed a capital raise of approximately $10.3 million in gross proceeds through a private placement of common stock.

Financial Highlights: 2016 compared to 2015

•                  Total revenue for the full year 2016 was $36.8 million, compared to $39.7 million for 2015.

•                  Gross margin was 22% for 2016, compared to 27% for 2015.

•                  Total operating expenses for 2016 were $23.7 million, which includes $2.6 million in severance and other charges relating to CDTi’s corporate restructuring as well as a goodwill impairment of $4.7 million, compared to $21.2 million in 2015, which includes $1.5 million in severance and other charges.

•                  Net loss for 2016 was $23.5 million, or $3.84 per share, including non-cash charges of $12.8 million, which included the effect of the extinguishment of debt and goodwill impairment. This compares to net loss of $8.5 million, or $2.71 per share, in the same prior year period.

Financial Outlook

Tracy Kern, CDTI’s CFO, stated, “For the full year 2017, we expect revenue to be between $32.0 million and $35.0 million.  We expect gross margin to be between 23% and 25%.  We are targeting breakeven on an income from continuing operations basis in the second half of 2017.”

Conference Call and Webcast Information

CDTi will host a conference call and live webcast beginning at 1:30 p.m. Pacific Time today, March 31st to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 71254554. The conference call will be webcast live on the CDTi website at www.cdti.com under the “Investor Relations” section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 if dialing in internationally. The passcode is 71254554.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.comhttp://www.cdti.com/.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com

[Tables to follow]

CLEAN DIESEL TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheet

(in thousands, except share and per share amounts)

(unaudited)

	Year Ended December 31,
	2016	2015
Assets	$	$
Current assets:
Cash	7,839	2,958
Accounts receivable, net	5,398	4,255
Inventories	7,125	7,918
Prepaid expenses and other current assets	968	1,568
Total current assets	21,330	16,699
Property and equipment, net	1,158	1,538
Intangible assets, net	1,483	1,901
Goodwill	-	4,659
Deferred tax asset	554	-
Other assets	305	305
Total assets	24,830	25,102

Liabilities and stockholders’ equity
Current liabilities:
Line of Credit	1,458	3,513
Shareholder note payable	1,803	-
Accounts payable	5,979	5,012
Accrued expenses and other current liabilities	6,345	7,854
Income taxes payable	642	534
Total current liabilities	16,227	16,913
Shareholder note payable, non-current	-	7,559
Deferred tax liability	-	193
Total liabilities	16,227	24,665

Stockholders’ equity:
Common stock	157	36
Additional paid in capital	237,838	205,377
Accumulated other comprehensive loss	(6,329)	(5,387)
Accumulated deficit	(223,063)	(199,589)
Total stockholders’ equity	8,603	437
Total liabilities and stockholders’ equity	24,830	25,102

CLEAN DIESEL TECHNOLOGIES, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Revenues
Coated catalyst	$4,894	57%	$4,833	50%	$22,537	61%	$23,075	58%
Emission control systems	3,405	40%	4,147	43%	12,970	35%	15,415	39%
Technology and advanced materials	256	3%	721	7%	1,332	4%	1,248	3%
Total revenues	$8,555	100%	$9,701	100%	$36,839	100%	$39,738	100%
Gross profit	935		2,850		8,066		10,892

Operating expenses:
Selling, general and administrative	$3,213		$2,444		$11,837		$11,903
Research and development	702		1,550		4,657		7,826
Severance and other charges	686		1,478		2,555		1,482
Goodwill impairment	4,675		-		4,675		-
Total operating expenses	9,276		5,472		23,724		21,211
Loss from continuing operations	(8,341)		(2,622)		(15,658)		(10,319)
Other income (expense)
Interest expense, net	101		(280)		(1,535)		(1,166)
Gain on change in fair value of bifurcated derivative liability	-		-		2,754		-
Loss on extinguishment of convertible debt	162		-		(12,410)		-
Gain on change in fair value of liability-classified warrants	671		-		1,554		2,617
Other income, net	41		1,755		863		47
Loss from continuing operations before income taxes	(7,366)		(1,147)		(24,432)		(8,821)
Income tax expense (benefit) from continuing operations	274		(311)		(958)		(399)
Net loss from continuing operations	(7,640)		(836)		(23,474)		(8,422)
Discontinued operations	-		(45)		-		(112)
Net loss	$(7,640)		$(881)		$(23,474)		$(8,534)

Basic and diluted EPS	$(0.69)		$(0.26)		$(3.84)		$(2.71)
Weighted shares outstanding	11,011		3,435		6,107		3,151